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                                                                    EXHIBIT 99.1

[LETTERHEAD OF THE OTTO LAW GROUP, PLLC]

                                                                   David M. Otto
                                                               dotto@ottolaw.com

                                January 15, 2002

VIA OVERNIGHT MAIL AND FACSIMILE (202) 942-9528
-----------------------------------------------

Mr. John Mahon
c/o United States Securities and Exchange Commission
Mail Stop 4-5
450 Fifth Street NW
Washington, D.C. 20549-0405

         Re: Dtomi, Inc. (formerly Copper Valley Minerals Ltd.) Notice of Withdrawal of Preliminary Information Statement on
                  Schedule 14C, Filed November 21, 2001, File No. 000-27277

Dear Mr. Mahon:

         On behalf of our client, Dtomi, Inc., a Nevada corporation (formerly Copper Valley Minerals Ltd., the "Corporation"), this letter serves as notice to you of the Corporation's withdrawal of its Preliminary Information Statement on
Schedule 14C, which was filed with the Securities and Exchange Commission on November 21, 2001. The Corporation has determined that for business, financial and operational reasons, the contemplated Agreement and Plan of Merger (the "Merger"), dated October 24, 2001, by and among the Corporation, Dtomi Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Corporation, and International Manufacturers Gateway, Inc., a Delaware corporation ("IMG"), is no longer the most desirable form of the transaction. In this regard, the Corporation intends to proceed with the consummation of an Asset Purchase Agreement by and between the Corporation and IMG.

         Should you have any questions or comments, please contact the undersigned at (206) 262-9545.

                                                Sincerely,

                                                THE OTTO LAW GROUP


                                                /s/ David M. Otto
                                                --------------------------
                                                David M. Otto